Exhibit 99.1

Thomas Melito
NEWS RELEASE	Vice President - Treasurer
FOR IMMEDIATE RELEASE	(972) 409-1527

Michaels Stores, Inc. Reports Record First Quarter Results

IRVING, Texas — May 24, 2012 — Michaels Stores, Inc. (the “Company”) today reported unaudited financial results for the first quarter ended April 28, 2012.

Same-store sales increased 1.5% driven by 2.5% increase in transactions, partly offset by a negative 0.9% impact in deferred custom framing revenue. The Company experienced its strongest sales increases for the quarter in painting and art supplies within our general and children’s crafts department.

First Quarter Financial Highlights

•                  Net sales increased 2.6% to $978 million from $953 million in the first quarter of fiscal 2011.

•                  Gross profit for the quarter increased 4.8% to $412 million; gross margin increased 90 basis points to 42.1%.

•                  Operating income for the quarter increased 9.6% to $148 million, and as a percent of net sales increased 90 basis points to 15.1%.

•                  Net income for the quarter increased 43.2% to $53 million, and as a percent of net sales increased 150 basis points to 5.4%.

•                  The Company ended the first quarter with $385 million in cash, $3.49 billion in debt and approximately $494 million in availability under its revolving credit facility. Subsequent to quarter end, the Company redeemed $127 million of its 13% Subordinated Discount Notes.

•                  Inventory at the end of the quarter was $874 million. Average Michaels store inventory, inclusive of distribution centers, was $786,000, an increase of 0.8% from last year’s balance of $780,000.

•                  The Company opened two and relocated six Michaels stores and closed four Aaron Brothers stores during the first quarter of fiscal 2012.

The Company will host a conference call to discuss first quarter financial results at 8:00 a.m. Central time today. Those who wish to participate in the call may do so by dialing 866-425-6198, conference ID# 35706129. Due to the quiet period associated with our S-1 filing, there will not be a question and answer session at the end of the call. The conference call will also be webcast at www.michaels.com. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for 30 days after the call.

8000 BENT BRANCH DRIVE • IRVING, TEXAS 75063

(972) 409-1300

Michaels Stores, Inc. is North America’s largest specialty retailer of arts, crafts, framing, floral, wall décor and seasonal merchandise for the hobbyist and do-it-yourself home decorator. As of May 23, 2012, the Company owns and operates 1,069 Michaels stores in 49 states and Canada, and 130 Aaron Brothers stores.

This news release may contain forward-looking statements that reflect our plans, estimates and beliefs. Any statements contained herein (including, but not limited to, statements to the effect that the Company or its management “plans,” “estimates,” “believes” and other similar expressions) that are not statements of historical fact should be considered forward-looking statements. Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the Securities and Exchange Commission. Specific examples of forward-looking statements include, but are not limited to, forecasts of same-store sales growth, operating income, planned capital expenditures, new store openings and other financial performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to: risks related to the effect of economic uncertainty; our reliance on foreign suppliers increases our risk of obtaining adequate, timely, and cost-effective product supplies; risks related to our substantial indebtedness; our growth depends on our ability to open new stores; damage to the reputation of the Michaels brand or our private and exclusive brands could adversely affect our sales; our suppliers may fail us; risks associated with the vendors from whom our products are sourced could materially adversely affect our revenue and gross profit; product recalls and/or product liability, as well as changes in product safety and other consumer protection laws, may adversely impact our operations, merchandise offering, reputation and financial position; significant increases in inflation or commodity prices such as petroleum, natural gas, electricity, steel and paper may adversely affect our costs, including cost of merchandise; unexpected or unfavorable consumer responses to our promotional or merchandising programs could materially adversely affect our sales, operating results and cash flow; improvements to our supply chain may not be fully successful; changes in customer demand could materially adversely affect our sales, operating results and cash flow; our success will depend on how well we manage our business; competition, including internet-based competition, could negatively impact our business; failure to adequately maintain security and prevent unauthorized access to our electronic and other confidential information and data breaches could materially adversely affect our financial condition and operating results; we may be subject to information technology system failures or network disruptions, or our information systems may prove inadequate, resulting in damage to our reputation, business operations, and financial conditions; a weak fourth quarter would materially adversely affect our operating results; changes in newspaper subscription rates may result in reduced exposure to our circular advertisements; changes in regulations or enforcement, or our failure to comply with existing or future regulations, may adversely impact our business; our debt agreements contain restrictions that limit our flexibility in operating our business; disruptions in the capital markets could increase our costs of doing business; our real estate leases generally obligate us for long periods, which subjects us to various financial risks; we have co-sourced certain of our information technology, accounts payable, payroll, accounting and human resources functions and may co-source other administrative functions, which make us more dependent upon third parties; we are exposed to fluctuations in exchange rates between the U.S. and Canadian dollar, which is the functional currency of our Canadian subsidiary; we are dependent upon the services of our senior management team; failure to attract and retain quality sales, distribution center or experienced buying and management personnel could adversely affect our performance; catastrophic events, including geo-political events and weather, may adversely impact our results; the interests of our controlling stockholders may conflict with the interests of our creditors; and other factors as set forth in our prior filings with the Securities and Exchange Commission.  We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Michaels Stores, Inc. website (www.michaels.com).

Michaels Stores, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

The following table sets forth the Company’s Earnings before Interest, Taxes, Depreciation, Amortization and loss on early extinguishment of debt. (“EBITDA (excluding loss on early extinguishment of debt)”).  The Company defines EBITDA (excluding loss on early extinguishment of debt) as net income before interest, income taxes, depreciation, amortization and loss on early extinguishment of debt. Additionally, the table presents Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”).  The Company defines Adjusted EBITDA as EBITDA (excluding loss on early extinguishment of debt) adjusted for certain defined amounts that are added to, or subtracted from, EBITDA (excluding loss on early extinguishment of debt) (collectively, the “Adjustments”) in accordance with the Company’s $2.4 billion Senior secured term loan and $850 million Asset-based revolving credit facility. The Adjustments are described in further detail in the footnotes to the table below.

The Company has presented EBITDA (excluding loss on early extinguishment of debt) and Adjusted EBITDA in this press release to provide investors with additional information to evaluate our operating performance and our ability to service our debt.  The Company uses EBITDA (excluding loss on early extinguishment of debt), among other metrics, to evaluate operating performance, to plan and forecast future periods’ operating performance and as an element of its incentive compensation targets for certain management personnel. Adjusted EBITDA is a required calculation under the Company’s Senior secured term loan and its Asset-based revolving credit facility. As it relates to the Senior secured term loan, Adjusted EBITDA is used in the calculations of fixed charge coverage and leverage ratios, which, under certain circumstances, may result in limitations on the Company’s ability to make restricted payments as well as the determination of mandatory repayments of the loans. Under the Asset-based revolving facility, Adjusted EBITDA is used in the calculation of fixed charge coverage ratios, which, under certain circumstances, may restrict the Company’s ability to make certain payments (characterized as restricted payments), investments (including acquisitions) and debt repayments.

As EBITDA (excluding loss on early extinguishment of debt) and Adjusted EBITDA are not measures of operating performance or liquidity calculated in accordance with U.S. GAAP, these measures should not be considered in isolation of, or as a substitute for, net income, as an indicator of operating performance, or net cash provided by operating activities as an indicator of liquidity.  Our computation of EBITDA (excluding loss on early extinguishment of debt) and Adjusted EBITDA may differ from similarly titled measures used by other companies. As EBITDA (excluding loss on early extinguishment of debt) and Adjusted EBITDA exclude certain financial information compared with net income and net cash provided by operating activities, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The table below shows a reconciliation of EBITDA (excluding loss on early extinguishment of debt) and Adjusted EBITDA to net income and net cash provided by operating activities.

Michaels Stores, Inc.

Consolidated Balance Sheets

(In millions, except share and per share amounts)

(Unaudited)

Subject to reclassification

	April 28,	January 28,	April 30,
	2012	2012	2011
ASSETS
Current assets:
Cash and equivalents	$385	$371	$157
Merchandise inventories	874	840	852
Prepaid expenses and other	77	80	79
Deferred income taxes	42	42	52
Income tax receivable	5	1	4
Total current assets	1,383	1,334	1,144
Property and equipment, at cost	1,405	1,391	1,343
Less accumulated depreciation and amortization	(1,095)	(1,079)	(1,047)
Property and equipment, net	310	312	296
Goodwill	95	95	95
Debt issuance costs, net of accumulated amortization of $78, $74, and $63, respectively	55	59	67
Deferred income taxes	18	18	32
Other assets	4	4	7
Total non-current assets	172	176	201
Total assets	$1,865	$1,822	$1,641

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$280	$301	$258
Accrued liabilities and other	388	389	360
Current portion of long-term debt	127	127	—
Deferred income taxes	1	1	—
Income taxes payable	28	19	11
Total current liabilities	824	837	629
Long-term debt	3,363	3,363	3,543
Deferred income taxes	11	11	4
Other long-term liabilities	85	85	79
Total long-term liabilities	3,459	3,459	3,626
Total liabilities	4,283	4,296	4,255
Commitments and contingencies
Stockholders’ deficit:
Common Stock, $0.10 par value, 220,000,000 shares authorized; 118,420,253 shares issued and outstanding at April 28, 2012; 118,265,885 shares issued and outstanding at January 28, 2012; 118,511,580 shares issued and outstanding at April 30, 2011	12	12	12
Additional paid-in capital	49	48	45
Accumulated deficit	(2,487)	(2,540)	(2,679)
Accumulated other comprehensive income	8	6	8
Total stockholders’ deficit	(2,418)	(2,474)	(2,614)
Total liabilities and stockholders’ deficit	$1,865	$1,822	$1,641

Michaels Stores, Inc.

Consolidated Statements of Operations

(In millions)

(Unaudited)

Subject to reclassification

	Quarter Ended
	April 28,	April 30,
	2012	2011
Net sales	$978	$953
Cost of sales and occupancy expense	566	560
Gross profit	412	393
Selling, general, and administrative expense	260	254
Related party expenses	3	3
Store pre-opening costs	1	1
Operating income	148	135
Interest expense	66	65
Loss on early extinguishment of debt	—	11
Other (income) and expense, net	(1)	(1)
Income before income taxes	83	60
Provision for income taxes	30	23
Net income	53	37

Michaels Stores, Inc.

Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

Subject to reclassification

	Quarter Ended
	April 28,	April 30,
	2012	2011
Operating activities:
Net income	$53	$37
Adjustments:
Depreciation and amortization	24	25
Share-based compensation	1	2
Debt issuance costs amortization	4	4
Accretion of long-term debt	—	13
Change in fair value of interest rate cap	—	2
Loss on early extinguishment of debt	—	11
Changes in assets and liabilities:
Merchandise inventories	(34)	(26)
Prepaid expenses and other	3	(6)
Accounts payable	(15)	2
Accrued interest	37	27
Accrued liabilities and other	(37)	(54)
Income taxes payable	5	(19)
Other long-term liabilities	—	1
Net cash provided by operating activities	41	19

Investing activities:
Additions to property and equipment	(18)	(15)
Net cash used in investing activities	(18)	(15)

Financing activities:
Repurchase of Subordinated Discount Notes due 2016	—	(97)
Repayments on senior secured term loan facility	—	(50)
Repurchase of Common Stock	(2)	(1)
Proceeds from stock options exercised	2	—
Change in cash overdraft	(9)	(18)
Net cash used in financing activities	(9)	(166)

Increase (decrease) in cash and equivalents	14	(162)
Cash and equivalents at beginning of period	371	319
Cash and equivalents at end of period	$385	$157

Supplemental Cash Flow Information:
Cash paid for interest	$25	$20
Cash paid for income taxes	$24	$44

Michaels Stores, Inc.

Summary of Operating Data

(Unaudited)

The following table sets forth the percentage relationship to net sales of each line item of our unaudited consolidated statements of operations:

(Schedule may not foot due to rounding)

	Quarter Ended
	April 28,	April 30,
	2012	2011
Net sales	100.0%	100.0%
Cost of sales and occupancy expense	57.9	58.8
Gross profit	42.1	41.2
Selling, general, and administrative expense	26.6	26.6
Related party expenses	0.3	0.3
Store pre-opening costs	0.1	0.1
Operating income	15.1	14.2
Interest expense	6.7	6.8
Loss on early extinguishment of debt	—	1.2
Other (income) and expense, net	(0.1)	(0.1)
Income before income taxes	8.5	6.3
Provision for income taxes	3.1	2.4
Net income	5.4%	3.9%

The following table sets forth certain of our unaudited operating data:

	Quarter Ended
	April 28,	April 30,
	2012	2011
Michaels stores:
Retail stores open at beginning of period	1,064	1,045
Retail stores opened during the period	2	5
Retail stores opened (relocations) during the period	6	4
Retail stores closed during the period	—	(1)
Retail stores closed (relocations) during the period	(6)	(4)
Retail stores open at end of period	1,066	1,049

Aaron Brothers stores:
Retail stores open at beginning of period	134	137
Retail stores closed during the period	(4)	(1)
Retail stores open at end of period	130	136

Total store count at end of period	1,196	1,185

Other operating data:
Average inventory per Michaels store (in thousands) (1)	$786	$780
Comparable store sales increase (2)	1.5%	4.3%

(1)     Average inventory per Michaels store calculation excludes Aaron Brothers.

(2)     Comparable store sales increase represents the increase in Net sales for stores open the same number of months in the indicated period and the comparable period of the previous year, including stores that were relocated or expanded during either period. A store is deemed to become comparable in its 14th month of operation in order to eliminate grand opening sales distortions. A store temporarily closed more than two weeks is not considered comparable during the month it closed. If a store is closed longer than two weeks but less than two months, it becomes comparable in the month in which it reopens, subject to a mid-month convention. A store closed longer than two months becomes comparable in its 14th month of operation after its reopening.

Michaels Stores, Inc.

Reconciliation of Adjusted EBITDA

(In millions)

	Quarter Ended
	April 28,	April 30,
	2012	2011

Net cash provided by operating activities	$41	$19
Depreciation and amortization	(24)	(25)
Share-based compensation	(1)	(2)
Debt issuance costs amortization	(4)	(4)
Accretion of long-term debt	—	(13)
Change in fair value of interest rate cap	—	(2)
Loss on early extinguishment of debt	—	(11)
Changes in assets and liabilities	41	75
Net income	53	37
Interest expense	66	65
Loss on early extinguishment of debt	—	11
Provision for income taxes	30	23
Depreciation and amortization	24	25
EBITDA (excluding loss on early extinguishment of debt)	173	161
Adjustments:
Share-based compensation	1	2
Sponsor fees	3	3
Termination expense	—	1
Store pre-opening costs	1	1
Foreign currency transaction gains	(1)	(3)
Loss on interest rate cap	—	2
Other (1)	—	1
Adjusted EBITDA	$177	$168

(1) Other adjustments relate to items such as the moving & relocation expenses, franchise taxes, foreign currency hedge and legal settlements.